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Exhibit 3.73

CERTIFICATE OF TRUST
OF
[TRUST NAME]

        FIRST:    The undersigned, Omega Healthcare Investors, Inc., whose post-office address is 9690 Deereco Road, Suite 100, Timonium, Maryland 21093, does hereby form a business trust under the general laws of the State of Maryland.

        SECOND:    The name of the business trust is [TRUST NAME] (the "Trust").

        THIRD:    The purpose for which the Trust is formed is as follows: To engage in any or all lawful business for which a business trust may be organized under the general laws of the State of Maryland.

        FOURTH:    The street address of the principal office of the Trust in Maryland is c/o Omega Healthcare Investors, Inc., 9690 Deereco Road, Suite 100, Timonium, Maryland 21093.

        FIFTH:    The name of the resident agent of the Trust in Maryland is Omega Healthcare Investors, Inc., 9690 Deereco Road, Suite 100, Timonium, Maryland 21093.

        SIXTH:    The number of trustees of the Trust shall be one (1), which number may be increased. The name of the initial trustee is OHI Asset (PA), LLC, a Delaware limited liability company.

IN WITNESS WHEREOF, I have signed this certificate and acknowledge the same to be my act.	I hereby consent to my designation in this document as resident agent for this business Trust.
SIGNATURE OF TRUSTEE:	SIGNATURE OF RESIDENT AGENT LISTED IN FIFTH:
/s/ DANIEL J. BOOTH	/s/ DANIEL J. BOOTH
Omega Healthcare Investors, Inc. Daniel J. Booth, Chief Operating Officer	Omega Healthcare Investors, Inc. Daniel J. Booth, Chief Operating Officer

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CERTIFICATE OF TRUST OF [TRUST NAME]